EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-143553, 333-150008, 333-158242, 333-165354 and 333-168799) pertaining to the 2003 Equity Incentive Plan, 2007 Equity Incentive Plan, 2007 Employee Stock Purchase Plan, 2007 Non-Employee Directors Stock Option Plan and Amended and Restated Directors Deferred Compensation Plan and the Registration Statements (Post-Effective Amendment No. 1 to Form S-1 on Form S-3 No. 333-163999, Post-Effective Amendment No. 1 to Form S-1 on Form S-3 No. 333-161350, Post-Effective Amendment No. 1 to Form S-1 on Form S-3 No. 333-161333 and Post-Effective Amendment No. 1 to Form S-3 No. 333-151593 ) of Jazz Pharmaceuticals, Inc. and in the related Prospectuses of our reports dated March 8, 2011, with respect to the consolidated financial statements and schedule of Jazz Pharmaceuticals, Inc. and the effectiveness of internal control over financial reporting of Jazz Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2010.

/s/ ERNST & YOUNG LLP

Palo Alto, California March 8, 2011